                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934



Date of report (Date of earliest event reported): May 14, 2002



                             USA TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)



Pennsylvania                    33-70992                      23-269963
(State or other         (Commission File Number)          (I.R.S. Employer
jurisdiction of                                           Identification No.)
incorporation)



                            200 Plant Avenue
                           Wayne, Pennsylvania                  19087
               (Address of principal executive offices)       (Zip Code)



  Registrant's telephone number, including area code:   (610) 989-0340

Item 2. Acquisition of Stitch Networks Corporation

As previously reported, on May 14, 2002, USA Acquisition Corp., a wholly-owned subsidiary of USA Technologies, Inc. (the Company or Registrant), merged with and into Stitch Networks Corporation (Stitch) pursuant to an Agreement and Plan of Merger by and among the Company, USA Acquisition Corp., Stitch, and the stockholders of Stitch dated April 10, 2002. At the close of the transaction, Stitch became a wholly-owned subsidiary of the Company. The stockholders of Stitch were David H. Goodman, Pennsylvania Early Stage Partners, L.P., and Maytag Holdings, Inc. Stitch, located in Kennett Square Pennsylvania, is a provider of wireless remote monitoring, and cashless and mobile commerce solutions.

All of the outstanding shares of stock of Stitch were converted into the right to receive an aggregate of 22,762,341 shares of Common Stock of the Company and warrants to purchase up to 7,587,447 shares of Common Stock at $.40 per share at any time through June 30, 2002. None of these warrants were exercised and these warrants have expired. Additionally, the Company assumed outstanding Stitch stock options which were converted into options to purchase an aggregate of 2,475,318 shares of Common Stock at $.165 per share at any time prior to May 14, 2007 and warrants identical to those issued to the stockholders to purchase up to 412,553 shares of Common Stock. A total of 4,800,000 of the shares of Common Stock issued to the former stockholders of Stitch are being held in escrow in order to secure the former stockholders' indemnification obligations under the Agreement and Plan of Merger and are subject to cancellation.

Item 7. Financial Statements and Exhibits:

(a) Financial Statements of business acquired (Stitch Networks Corporation):
(1) Report of Independent Auditors.                                                                                         F-1

            Balance Sheets as of December 31, 2001 and 2000.                                                                F-2

            Statements of Operations for the years ended December 31, 2001 and 2000.                                        F-3

            Statements of Stockholders' Equity for the years ended December 31, 2001 and 2000.                              F-4

            Statements of Cash Flows for the years ended December 31, 2001 and 2000.                                        F-5

            Notes to Financial Statements.                                                                                  F-6

(2) Unaudited Financial Statements:

            Balance Sheets as of March 31, 2002 and 2001 (Unaudited).                                                      F-17

            Statements of Operations for the three months ended March 31, 2002
            and 2001 (Unaudited).                                                                                          F-18

            Statements of Stockholders' Equity (Deficit) for the three months
            ended March 31, 2002 (Unaudited).                                                                              F-19

            Statements of Cash Flows for the three months ended March 31, 2002
            and 2001 (Unaudited).                                                                                          F-20

            Selected Notes to Financial Statements (Unaudited).                                                            F-21

(b) Pro Forma Financial Information (Unaudited):

    Pro Forma Consolidated Balance Sheet as of March 31, 2002 (Unaudited).                                                 F-25

    Pro Forma Consolidated Statement of Operations for the year ended
    June 30, 2001 (Unaudited).                                                                                             F-26

    Pro Forma Consolidated Statement of Operations for the nine months ended
    March 31, 2002 (Unaudited).                                                                                            F-27

    Pro Forma Notes to Consolidated Financial Statements (Unaudited)                                                       F-28

(c) Exhibits

2.1 Agreement and Plan of Merger dated April 10, 2002 by and among USA Technologies, Inc., USA Acquisition, Inc., Stitch Networks Corporation, David H. Goodman, PA Early Stage Partners, L.P., and Maytag Holdings, Inc. (Incorporated by reference to Exhibit 2.1 to the Company's Form 10-QSB for the quarter ended March 31, 2002).

                         Report of Independent Auditors

The Board of Directors
Stitch Networks Corporation

We have audited the accompanying balance sheets of Stitch Networks Corporation (formerly e-Vend.net Corporation) as of December 31, 2001 and 2000, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stitch Networks Corporation at December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming Stitch Networks Corporation will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has never been profitable, continues to incur losses from operations, and anticipates that it will require additional debt or equity financing which may not be readily available. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

                                                     /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 28, 2002,
   except for paragraph 3 of Note 11,
   as to which the date is July 26, 2002

                           Stitch Networks Corporation

                                 Balance Sheets

                                                                                        December 31
                                                                                2001                 2000
                                                                         ---------------------------------------
Assets
Current assets:
  Cash and cash equivalents                                                $      2,436,308    $    7,079,397
  Accounts receivable, net of allowance for doubtful accounts of
    $3,600 at December 31, 2001 and 2000                                            132,160            10,487
  Inventory                                                                         235,000            49,532
  Other                                                                              88,604           131,923
                                                                         ---------------------------------------
Total current assets                                                              2,892,072         7,271,339

Property and equipment, net                                                       1,626,212         1,986,094
Other assets                                                                         32,638             9,027
                                                                         ---------------------------------------
Total assets                                                               $      4,550,922    $    9,266,460
                                                                         =======================================

Liabilities and stockholders' equity
Current liabilities:
  Accounts payable                                                         $        724,117    $      182,778
  Accrued expenses                                                                  218,773           123,051
  Due to related party, net                                                           5,888             8,875
  Current portion of long-term debt                                               2,386,506           147,238
                                                                         ---------------------------------------
Total current liabilities                                                         3,335,284           461,942

Long-term debt, net of current portion                                              424,331         2,077,849

Stockholders' equity:
  Series A convertible preferred stock, $.01 par value; 3,114,637 shares authorized, issued and outstanding; liquidation value of
    $2,383,476 at December 31, 2001                                                  31,146            31,146
  Series B convertible preferred stock, $.01 par value; 5,276,895 shares authorized, issued and outstanding; liquidation value of
    $11,483,885 at December 31, 2001                                                 52,769            52,769
  Common stock, $.01 par value; 17,000,000 shares authorized at
    December 31, 2001 and 16,000,000 shares authorized at
    December 31, 2000; 6,000,000 shares issued and outstanding                       60,000            60,000
  Additional paid-in capital                                                     14,619,244        14,611,985
  Accumulated deficit                                                           (13,971,852)       (8,029,231)
                                                                         ---------------------------------------
Total stockholders' equity                                                          791,307         6,726,669
                                                                         ---------------------------------------
Total liabilities and stockholders' equity                                 $      4,550,922    $    9,266,460
                                                                         =======================================


See accompanying notes.

                           Stitch Networks Corporation

                            Statements of Operations

                                                                                Year ended December 31
                                                                              2001                  2000
                                                                       -----------------------------------------
Revenue                                                                   $    1,003,241     $       219,982

Operating expenses:
   Cost of revenue                                                             1,149,620             142,249
   Compensation                                                                3,085,946           2,256,751
   General and administrative                                                    730,811             754,001
   Research and development                                                      746,814             647,400
   Sales and marketing                                                           442,447             299,693
   Depreciation and amortization                                                 779,285             576,228
                                                                       -----------------------------------------
Total operating expenses                                                       6,934,923           4,676,322
                                                                       -----------------------------------------
                                                                              (5,931,682)         (4,456,340)

Other income (expense):
   Interest income                                                               191,703             547,642
   Interest expense                                                             (197,314)           (128,314)
   Other, net                                                                     (5,328)            (24,135)
                                                                       -----------------------------------------
                                                                                 (10,939)            395,193
                                                                       -----------------------------------------
Net loss                                                                  $   (5,942,621)    $    (4,061,147)
                                                                       =========================================


See accompanying notes.

                           Stitch Networks Corporation

                       Statements of Stockholders' Equity

                     Years ended December 31, 2001 and 2000


                                            Preferred Stock
                              ---------------------------------------------
                              Series A Convertible  Series B Convertible    Common Stock     Additional                   Total
                              -------------------------------------------------------------   Paid-In     Accumulated  Stockholders'
                                Shares     Amount    Shares    Amount     Shares    Amount    Capital       Deficit       Equity
                              ------------------------------------------------------------------------------------------------------
Balance, December 31, 1999    3,114,637   $31,146   5,276,895  $52,769   6,000,000 $60,000  $14,604,726  $ (3,968,084) $10,780,557
Compensation expense
  relating to options issued
  to nonemployees                     -         -           -        -           -       -        7,259             -        7,259
Net loss                              -         -           -        -           -       -            -    (4,061,147)  (4,061,147)
                              ------------------------------------------------------------------------------------------------------
Balance, December 31, 2000    3,114,637    31,146   5,276,895   52,769   6,000,000  60,000   14,611,985    (8,029,231)   6,726,669
Compensation expense
  relating to options issued
  to nonemployees                     -         -           -        -           -       -        7,259             -        7,259
Net loss                              -         -           -        -           -       -            -    (5,942,621)  (5,942,621)
                              ------------------------------------------------------------------------------------------------------
Balance, December 31, 2001    3,114,637   $31,146   5,276,895  $52,769   6,000,000 $60,000  $14,619,244  $(13,971,852) $   791,307
                              ======================================================================================================

See accompanying notes.

                           Stitch Networks Corporation

                            Statements of Cash Flows


                                                                                  Year ended December 31
                                                                               2001                    2000
                                                                       ---------------------------------------------
Cash flows from operating activities
Net loss                                                                 $     (5,942,621)     $      (4,061,147)
Adjustments to reconcile net loss to cash used in operating
   activities:
     Depreciation and amortization                                                779,285                576,228
     Non-cash stock compensation expense                                            7,259                  7,259
     Loss on disposal of property and equipment                                   127,859                 49,709
Changes in operating assets and liabilities:
   Accounts receivable                                                           (121,673)                17,891
   Inventory                                                                     (185,468)                69,381
   Other current assets                                                            43,319                (37,319)
   Accounts payable                                                               541,339                (60,804)
   Accrued expenses                                                                95,722                 62,802
   Due to related party, net                                                       (2,987)                (8,045)
   Other assets                                                                   (23,611)                     -
                                                                       ---------------------------------------------
Net cash used in operating activities                                          (4,681,577)            (3,384,045)

Cash flows from investing activities
Purchase of property and equipment                                               (547,262)            (1,987,441)
                                                                       ---------------------------------------------
Net cash used in investing activities                                            (547,262)            (1,987,441)

Cash flows from financing activities
Borrowings of long-term debt                                                      706,322              2,000,000
Repayments of long-term debt                                                     (120,572)              (136,448)
                                                                       ---------------------------------------------
Net cash provided by financing activities                                         585,750              1,863,552
                                                                       ---------------------------------------------
Net decrease in cash and cash equivalents                                      (4,643,089)            (3,507,934)

Cash and cash equivalents at beginning of year                                  7,079,397             10,587,331
                                                                       ---------------------------------------------
Cash and cash equivalents at end of year                                 $      2,436,308      $       7,079,397
                                                                       =============================================

Supplemental disclosures of cash flow information:
Interest paid                                                            $        205,727      $         111,717
                                                                       =============================================

See accompanying notes.

                           Stitch Networks Corporation

                          Notes to Financial Statements

                           December 31, 2001 and 2000


1. Description of Business

Stitch Networks Corporation (the Company), a Delaware corporation, was incorporated in February 1996 as Goodvest Corporation and, in March 1999, changed its name to e-Vend.net Corporation. In June 2001 the Company changed its name to Stitch Networks Corporation. The Company designs and employs embedded connectivity solutions that enable network servers to monitor and control vending machines and appliances over the internet. The Company's customers are principally located in the United States.

On December 31, 2000, the Company executed a Vending Placement, Supply and Distribution Agreement (the Agreement) with Eastman Kodak Company, Maytag Corporation and Dixie Narco, Inc., which formed a strategic alliance to market and execute a national vending program for the sale of one-time use camera and film products. The Agreement provides for an initial term of three years ending December 31, 2003, with additional provisions for early termination and extensions as defined. Furthermore, the Agreement also provides for exclusivity among the parties for the term of the Agreement relating to the sale of camera and film products from vending machines within the Continental United States. This agreement represented the majority of the Company's operations in 2001.

2. Summary of Significant Accounting Policies

Basis of Financial Statement Presentation

The financial statements of the Company have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction on liabilities in the normal course of business. Accordingly, the financial statements do not include any adjustments to recorded asset values that might be necessary should the Company be unable to continue in existence. The Company has never been profitable, has incurred net losses of $5.9 million and $4.1 million during the years ending December 31, 2001 and 2000, respectively, and cumulative losses from its inception through December 31, 2001 amounting to approximately $14.0 million. Losses have continued through June 2002 and are expected to continue throughout 2002. The Company's ability to meet its future obligations is dependent upon the success of its products in the marketplace and its ability to raise capital, which may not be readily available, until the Company's products can generate sufficient operating revenues.

These factors raise substantial doubt about the Company's ability to continue as a going concern. Management believes that actions presently being taken will allow for the Company to continue as a going concern. Such actions include the generation of revenues from operations, a restructuring of the Company's cost structure which includes reductions in personnel and facility costs and additional financing activities.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents includes all highly liquid investments purchased with an original maturity of three months or less.

Inventory

Inventory, which principally consists of finished goods, components, and packaging materials, is stated at the lower of cost (first in, first out basis) or market. The Company maintains a valuation reserve, which reflects the Company's estimate of the impact on inventory of potential obsolescence, excess quantities, and declines in market values. Such reserves approximated $459,000 and $0 at December 31, 2001 and 2000, respectively.

Property and Equipment

Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives. Leasehold improvements are recorded at cost and are amortized on a straight-line basis over the shorter of the estimated useful life of the asset or the related lease term. The estimated useful lives are as follows:

Vending machines and related components                         3 to 7 years
Computers and purchased software                                3 years
Equipment and furniture                                         5 to 7 years
Leasehold improvements                                          3 years

Long-Lived Assets

In accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, the Company periodically evaluates the carrying value of long-lived assets when events and circumstances warrant such review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than the carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined by using the anticipated cash flows discounted at a rate commensurate with the risk involved. Measurement of the impairment, if any, will be based upon the difference between carrying value and the fair value of the asset.

Financial Instruments

The Company's financial instruments principally consist of cash and cash equivalents, accounts receivable, and accounts payable and debt. Cash and cash equivalents, accounts receivable and accounts payable are carried at cost, which approximates fair value because of the short maturity of these instruments. The Company's debt is carried at cost, which approximates fair value, as the debt bears interest at rates approximating current market rates.

Revenue Recognition

Revenue from the sale of products from the Company's vending machines is recognized upon the sale of such products and acceptance by the customer. Monthly fees for the use of vending machines equipped with embedded Internet connectivity technology is recognized upon usage of the equipment.

Research and Development

The Company expenses research and development costs as incurred.

Income Taxes

The Company uses the liability method to account for income taxes. Accordingly, deferred income taxes reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts reportable for income tax purposes.

Advertising Expenses

Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2001 and 2000 was approximately $155,000 and $121,000, respectively.

Accounting for Stock Options

Financial Accounting Standards Board Statement ("SFAS") No. 123, Accounting for Stock Based Compensation, provides companies with a choice to follow the provisions of SFAS 123 in determination of stock-based compensation expense or to continue with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"). The Company has elected to follow the provisions of APB 25. Under APB 25, if the exercise price of the Company's stock options equals or exceeds the market price of the underlying Common Stock on the date of grant, no compensation expense is recognized. The effect of applying SFAS No. 123 to the Company's stock-based awards results in net loss that is not materially different from the reported net loss.

New Accounting Pronouncements

The FASB recently issued Statement No. 144, Accounting for the Impairment of Disposal of Long-Lived Assets, that is applicable to financial statements issued for fiscal years beginning after December 15, 2001. The FASB's new rules on asset impairment supersede FASB Statement 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and portions of APB Opinion 30, Reporting the Results of Operations. This Standard provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. Classification as held-for-sale is an important distinction since such assets are not depreciated and are stated at the lower of fair value and carrying amount. This Standard also requires expected future operating losses from discontinued operations to be displayed in the period in which the losses are incurred, rather than as of the measurement date as presently required. The provisions of this Standard are not expected to have an effect on the Company's financial position or results of operations.

3. Property and Equipment

Property and equipment consist of the following:

                                                                        December 31
                                                                  2001               2000
                                                            ------------------------------------
Vending machines and related components                      $     1,034,099    $      774,503
Computers and purchased software                                   1,518,079         1,477,243
Equipment and furniture                                              453,218           477,332
Leasehold improvements and other                                     210,288           255,197
                                                            ------------------------------------
                                                                   3,215,684         2,984,275
Less accumulated depreciation and amortization                     1,589,472           998,181
                                                            ------------------------------------
                                                             $     1,626,212    $    1,986,094
                                                            ====================================


4. Accrued Expenses

Accrued expenses consist of the following:

                                                                        December 31
                                                                  2001               2000
                                                             -----------------------------------
Professional fees                                            $        63,373   $       56,000
Interest payable                                                      10,519           18,932
Sales tax payable                                                     26,686            3,826
Delivery costs                                                        41,539            5,871
Other                                                                 76,656           38,422
                                                            -----------------------------------
                                                             $       218,773   $      123,051
                                                            ===================================

5. Long-Term Debt

In July 1998, the Company obtained a $425,000 Bank Loan (Loan) for working capital purposes. The Loan bore interest at 7.5% and was repayable in 36 equal monthly installments with a due date of June 1, 2002. The Loan was collateralized by substantially all of the Company's assets and was personally guaranteed by the Company's President and Chief Executive Officer.

In May 2000, the Company obtained a $2,000,000 Equipment Line of Credit (Line of Credit) from a bank to fund the purchase of property and equipment. As of December 31, 2000, $2,000,000 was outstanding under the Line of Credit. The Line of Credit bore interest at a variable rate based on the bank's prime rate and was due on May 1, 2002, with interest only due on a monthly basis in the interim. This loan was collateralized by substantially all of the Company's assets.

In May 2001, the $2,000,000 outstanding principal on the Line of Credit and the $165,042 outstanding balance on the Loan were restructured and combined into a single Loan (New Loan). The New Loan bears interest at a variable rate based on the bank's prime rate, and is due in full in June 2002, with interest payable monthly. The personal guarantee of the President was removed from any and all bank debt, and the collateral was replaced by an assignment of the Company's brokerage account containing the equivalent amount of cash and cash equivalents. The New Loan balance of $2,165,042 was repaid in accordance with its terms in June 2002. In connection with this borrowing arrangement, the Company was also granted additional borrowing capacity in the form of a $50,000 loan commitment. The $50,000 commitment was utilized during February 2002 (see Note 11).

In May 2001, the Company obtained from a separate bank a borrowing facility (the Facility) in the aggregate amount of approximately $1,500,000 to fund the purchase of vending machines used for the distribution and sale of Kodak film products. Borrowings are made from time to time under the facility, with repayment schedules set at the time of each borrowing, including equal monthly payments over 36 months and an interest rate based upon an amount in excess of three year U.S. Treasury Notes. The outstanding principal balance under this facility was $645,795 as of December 31, 2001. The Company has granted the bank a security interest in the specific film products vending machines. Repayment of principal is also insured by a Surety Bond issued by a third-party insurer in exchange for an initial fee paid by the Company. Subsequent to December 31, 2001 and through April 2002, the Company borrowed an additional $779,111 under this facility.

Long-term debt consists of the following:

                                           December 31
                                              2001              2000
                                         ---------------------------------

        New loan                           $   2,165,042   $          -
        Borrowing facility                       645,795              -
        Equipment line of credit                       -      2,000,000
        Bank loan                                      -        225,087
                                         ---------------------------------
                                               2,810,837      2,225,087
        Less current portion                  (2,386,506)      (147,238)
                                         ---------------------------------
                                           $     424,331   $  2,077,849
                                         =================================

6. Stockholders' Equity

Holders of the Series A and Series B Preferred Stock have the option to convert such shares into shares of Common Stock on a one-to-one ratio, subject to certain exceptions. The conversion rate on a particular series of Preferred Stock is subject to an adjustment in the event that any additional Common Stock, or other shares convertible into Common Stock, are issued for a per-share price less than the particular series conversion price. The Series A and Series B Preferred Stockholders vote on an as-if-converted basis. Mandatory conversion occurs upon the closing of an initial public offering of the Company's Common Stock, as defined. The holders of the Series A and Series B also have demand and piggyback registration rights, as defined. The Series A and Series B rank paripassu in liquidation, and the holders of non-cumulative Series A and Series B are each entitled to receive an amount equal to their initial investment plus any declared but unpaid dividends and 7% of the initial investment amount compounded annually from the date of investment prior to distribution to the common shareholders.

7. Income Taxes

At December 31, 2001, the Company has approximately $10,900,000 ($5,215,000 in
2000) and $11,400,000 ($5,615,000 in 2000) of net operating loss carryforwards for federal and state income tax purposes, respectively. The federal operating loss carryforwards will begin expiring in 2019, and the state operating loss carryforwards expire principally between 2005 and 2020. At December 31, 2001 and 2000, the Company recorded a deferred tax asset of approximately $4,503,100 and $2,122,200, respectively, which was reduced by a valuation allowance of the same amount, as the realization of the deferred tax asset is not certain.

Significant components of the Company's deferred tax asset is as follows:

                                                               December 31
                                                                  2001               2000
                                                            -----------------------------------
Deferred tax asset:
   Net operating loss carryforwards                          $     4,460,700   $     2,120,700
   Other                                                              42,400             1,500
                                                            -----------------------------------
                                                                   4,503,100         2,122,200
Valuation allowance                                               (4,503,100)       (2,122,200)
                                                            -----------------------------------
Net deferred tax asset                                       $             -  $              -
                                                            ===================================


The timing and extent in which the Company can utilize future tax deductions in any year may be limited by provisions of the Internal Revenue Code regarding changes in ownership of corporations.

8. Stock Option Plan

In March 1999, the Company adopted the 1999 Equity Compensation Plan (the Plan), which provides for the granting of stock options, restricted stock and stock appreciation rights (SARs) to employees, directors and consultants of the Company. Options granted under the Plan may be either Incentive Stock Options
(ISOs) or Nonqualified Stock Options (NSOs). ISOs may be granted only to Company employees (including officers and directors who are also employees). NSOs may be granted to employees, directors and consultants. At December 31, 2001, the Company reserved 2,559,059 shares of common stock for issuance under the Plan. Options under the Plan are granted for periods of up to ten years and generally vest over four years. All options are subject in general to earlier termination if the optionee leaves the employ of the Company. To date, no restricted stock or SARs have been issued under the Plan.

The Company does not recognize compensation expense on the issuance of its stock options to employees and directors when the option terms are fixed and the exercise price equals the fair value of the underlying stock on the grant date. To date, all options issued to employees under the Plan have been ISOs and all are exercisable at a price not less than the fair value of the Common Stock at the date of the grant. Accordingly, no compensation expense has been recognized.

The following summarizes the activity of the Plan since its adoption:

                                                                        Common
                                                                        Shares
                                                                         Under          Weighted
                                                                        Options          Average
                                                                        Granted       Exercise Price
                                                                 --------------------------------------
     Outstanding at December 31, 1999                                   769,000         $     0.67
     Granted                                                            428,000               1.89
     Cancelled/forfeited                                                (12,109)              0.67
                                                                 --------------------------------------
     Outstanding at December 31, 2000                                 1,184,891               1.41
     Granted                                                            229,500               1.89
     Cancelled/forfeited                                               (424,121)              1.74
                                                                 --------------------------------------
     Outstanding at December 31, 2001                                   990,270         $     0.97
                                                                 ======================================

Information with respect to options outstanding under the Plan as of December 31, 2001 is as follows:

                           Options Outstanding                               Options Exercisable
--------------------------------------------------------------------------------------------------------
                                          Weighted-
                        Number             Average         Weighted-         Number          Weighted-
    Exercise        Outstanding at        Remaining        Average       Outstanding at       Average
     Price           December 31         Contractual       Exercise       December 31         Exercise
     Range              2001             Life (Years)       Price            2001              Price
--------------------------------------------------------------------------------------------------------
   $   .67             702,000              7.3           $  0.67          618,927           $  0.67
   $  1.89             288,270              8.6           $  1.89          112,123           $  1.89
                  -------------------                                  ------------------
                       990,270                                             731,050
                  ===================                                  ==================

Included in the 2001 options outstanding at December 31, 2001 are 35,770 stock options granted to a nonemployee. The fair value of the options granted to the nonemployee is recognized as an expense over the period that the nonemployee provides services. The total expense for these options in each of the years ended December 31, 2001 and 2000 was $7,259.

9. Commitments and Contingencies

The Company leases various properties under operating leases expiring at various times through 2006. The aggregate minimum annual lease payments under the noncancelable operating leases as of December 31, 2001, are as follows:

                 2002                                       $163,400
                 2003                                        146,400
                 2004                                        143,800
                 2005                                         38,600
                 2006                                          1,400
                                                            --------
                Total                                       $493,600
                                                            ========

Total rental expense for 2001 and 2000 was approximately $206,000 and $224,000, respectively.

In normal course of business, various legal actions and claims are pending or may be instituted or asserted in the future against the Company. The Company does not believe that the resolution of these matters will have a material effect on the financial position or results of operations of the Company.

10. Related-Party Transactions

During the years 2001 and 2000, the Company purchased vending machines from Dixie-Narco, Inc. (Dixie), a wholly-owned subsidiary of a shareholder of the Company. Total purchases from Dixie for the years ended December 31, 2001 and 2000 were $661,000 and $35,000, respectively. Amounts due to related party in the accompanying 2001 balance sheet represents the net amount owed to Dixie under the terms of the Dixie agreement.

11. Subsequent Events

On May 14, 2002, USA Acquisition Corp., a wholly-owned subsidiary of USA Technologies merged with and into Stitch Networks Corporation (Stitch) pursuant to an Agreement and Plan of Merger by and among USA Technologies, Inc., USA Acquisition Corp., Stitch and the stockholders of Stitch dated April 10, 2002. At the close of the transaction, Stitch became a wholly owned subsidiary of USA Technologies, Inc.

All of the outstanding shares of stock of Stitch were converted into the right to receive an aggregate of 22,762,341 shares of Common Stock of USA Technologies, Inc. and warrants to purchase up to 7,587,447 shares of Common Stock of USA Technologies, Inc. at $.40 per share at any time through June 30, 2002. Additionally, USA Technologies, Inc. assumed outstanding Stitch stock options which were converted into options to purchase an aggregate of 2,475,318 shares of Common Stock of USA Technologies, Inc. at $.165 per share at any time prior to May 14, 2007 and warrants identical to those issued to the stockholders to purchase up to 412,553 shares of Common Stock of USA Technologies, Inc. A total of 4,800,000 of the shares of Common Stock issued to the former stockholders of Stitch are being held in escrow in order to secure the former stockholders' indemnification obligations under the Agreement and Plan of Merger and are subject to cancellation.


On January 9, 2002, the Company obtained a $225,000 loan from a bank to fund working capital. The loan was payable to the bank on July 8, 2002. On February 26, 2002, the Company borrowed an additional $50,000 from the same bank which was payable on demand. On July 26, 2002 the bank agreed to extend the due dates on the $225,000 loan and $50,000 loan to September 1, 2002, provided the Company pay the bank the July and August interest payments on such loans and a $6,750 extension fee.

                           Stitch Networks Corporation
                                 Balance Sheets
                                   (Unaudited)

                                                                                    March 31
                                                                             2002                2001
                                                                         --------------------------------
Assets
Current assets:
  Cash and cash equivalents                                              $  2,174,857         $ 5,773,807
  Accounts receivable, net of allowance for doubtful accounts of
     $5,224 and $11,818 at March 31, 2002 and 2001, respectively              113,927              78,254
  Inventory                                                                   227,966             460,845
  Due from related party, net                                                  57,469                   -
  Other                                                                        34,550              62,273
                                                                         --------------------------------
Total current assets                                                        2,608,769           6,375,179

Property and equipment, net                                                 1,520,554           1,782,305
Other assets                                                                   32,638               9,027
                                                                         --------------------------------
Total assets                                                             $  4,161,961         $ 8,166,511
                                                                         ================================

Liabilities and stockholder's equity (deficit)
Current liabilities:
  Accounts payable                                                       $    650,525         $   590,358
  Accrued expenses                                                            300,791             118,948
  Current portion of long-term  debt                                        2,706,088             111,415
                                                                         --------------------------------
Total current liabilities                                                   3,657,404             820,721

Long-term debt, net of current portion                                        629,910           2,077,849

Stockholder's equity (deficit):
 Series A convertible preferred stock, $.01 par value; 3,114,637 shares authorized, issued and outstanding; liquidation value of
  $2,425,186 (unaudited) at March 31, 2002                                     31,146              31,146
 Series B convertible preferred stock, $.01 par value; 5,276,895 shares authorized, issued and outstanding; liquidation value of
  $11,684,853 (unaudited) at March 31, 2002                                    52,769              52,769
 Common stock, $.01 par value; 17,000,000 shares authorized;
  6,000,000 shares issued and outstanding                                      60,000              60,000
 Additional paid-in capital                                                14,626,505          14,611,985
 Accumulated deficit                                                      (14,895,773)         (9,487,959)
                                                                         --------------------------------
Total stockholders' equity (deficit)                                         (125,353)          5,267,941
                                                                         --------------------------------
Total liabilities and stockholders' equity (deficit)                     $  4,161,961         $ 8,166,511
                                                                         ================================

See accompanying notes.

                           Stitch Networks Corporation

                            Statements of Operations
                                   (Unaudited)

                                                                             Three months ended March 31
                                                                                2002              2001
                                                                       -------------------------------------
Revenue                                                                    $     368,928     $      94,346

Operating expenses:
    Cost of revenue                                                              230,203            42,826
    Compensation                                                                 483,151           756,465
    General and administrative                                                   156,396           273,920
    Research and development                                                     136,622           192,453
    Sales and marketing                                                           45,884           134,689
    Depreciation and amortization                                                199,628           205,909
                                                                       -------------------------------------
Total operating expenses                                                       1,251,884         1,606,262
                                                                       -------------------------------------
                                                                                (882,956)       (1,511,916)

Other income (expense):
     Interest income                                                               6,937            87,339
     Interest expense                                                            (48,786)          (51,345)
     Other, net                                                                      884            17,194
                                                                       -------------------------------------
                                                                                 (40,965)           53,188
                                                                       -------------------------------------
Net loss                                                                   $    (923,921)    $  (1,458,728)
                                                                       =====================================


See accompanying notes.
                                      F-18

                           Stitch Networks Corporation

                  Statements of Stockholders' Equity (Deficit)

                        Three months ended March 31, 2002
                                   (Unaudited)

                                         Preferred Stock
                           ---------------------------------------------
                           Series A Convertible  Series B Convertible    Common Stock      Additional                    Total
                           -------------------------------------------------------------    Paid-In     Accumulated   Stockholders'
                             Shares     Amount    Shares    Amount     Shares    Amount     Capital       Deficit   Equity (Deficit)
                           ---------------------------------------------------------------------------------------------------------
Balance, December 31, 2001    3,114,637   $31,146   5,276,895  $52,769   6,000,000 $60,000  $14,619,244  $(13,971,852)    $791,307

Compensation expense relating
   to options issued to
   nonemployees                       -         -           -        -         -         -        7,261             -        7,261
Net loss                              -         -           -        -         -         -            -      (923,921)    (923,921)
                              ------------------------------------------------------------------------------------------------------
Balance, March 31, 2002       3,114,637   $31,146   5,276,895  $52,769   6,000,000 $60,000  $14,626,505  $(14,895,773)   $(125,353)
                              =========   =======   =========  =======   ========= =======  ===========  ============    =========

See accompanying notes.

                           Stitch Networks Corporation

                            Statements of Cash Flows
                                   (Unaudited)

                                                                             Three months ended March 31
                                                                             2002                2001
                                                                       ------------------------------------
Cash flows from operating activities
Net loss                                                               $        (923,921)   $    (1,458,728)
Adjustments to reconcile net loss to cash used in operating
   activities:
     Depreciation and amortization                                               199,628            205,909
     Non-cash stock compensation expense                                           7,261                  -
     Loss on disposal of property and equipment                                        -             17,344
     Changes in operating assets and liabilities:
       Accounts receivable                                                        18,233            (67,767)
       Inventory                                                                   7,034           (411,313)
       Other assets                                                               54,054             69,650
       Accounts payable                                                          (73,592)           407,580
       Accrued expenses                                                           82,018             (4,103)
       Due to/from related party                                                 (63,357)            (8,875)
                                                                       ------------------------------------
Net cash used in operating activities                                           (692,642)        (1,250,303)

Cash flows from investing activities
Purchase of property and equipment                                               (93,970)           (19,464)
                                                                       ------------------------------------
Net cash used in investing activities                                            (93,970)           (19,464)

Cash flows from financing activities
Borrowings of long term debt                                                     587,287                  -
Repayments of long term debt                                                     (62,126)           (35,823)
                                                                       ------------------------------------
Net cash provided by (used in) financing activities                              525,161            (35,823)
                                                                       ------------------------------------
Net decrease in cash and cash equivalents                                       (261,451)        (1,305,590)

Cash and cash equivalents, beginning of period                                 2,436,308          7,079,397
                                                                       ------------------------------------
Cash and cash equivalents, end of period                               $       2,174,857    $     5,773,807
                                                                       ====================================

Supplemental disclosures of cash flow information:
   Interest paid                                                       $          48,950    $        53,165
                                                                       ====================================

See accompanying notes.
                                      F-20

                           Stitch Networks Corporation

                     Selected Notes to Financial Statements

                   Three months ended March 31, 2002 and 2001
                                   (Unaudited)

1. Description of Business

Stitch Networks Corporation (the Company), a Delaware corporation was incorporated in February 1996 as Goodvest Corporation and, in March 1999, changed its name to e-Vend.net Corporation. In June 2001 the Company changed its name to Stitch Networks Corporation. The Company designs and employs embedded connectivity solutions that enable network servers to monitor and control vending machines and appliances over the internet. The Company's customers are principally located in the United States.

On December 31, 2000, the Company executed a Vending Placement, Supply and Distribution Agreement (the Agreement) with Eastman Kodak Company, Maytag Corporation and Dixie Narco, Inc., in order to form a strategic alliance to market and execute a national vending program for the sale of one-time use camera and film products. The Agreement provides for an initial term of three years ending December 31, 2003, with additional provisions for early termination and extensions as defined. Furthermore, the Agreement also provides for exclusivity among the parties for the term of the Agreement relating to the sale of camera and film products from vending machines within the Continental United States. This agreement represents the majority of the Company's operations in 2001 and during the first quarter of 2002.

2. Summary of Significant Accounting Policies

Interim Financial Information

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary have been included. Operating results for the three month period ended March 31, 2002 are not necessarily indicative of the results that may be expected for the year ending December 31, 2002.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents includes all highly liquid investments purchased with original maturity of three months or less.

Inventory

Inventory, which consists of finished goods, components, and packaging materials, is stated at the lower of cost (first in, first out basis) or market. The Company maintains a valuation reserve which reflects the Company's estimate of the impact on inventory of potential obsolescence, excess quantities, and declines in market values. Such reserves approximated $459,000 and $0 at March 31, 2002 and 2001, respectively.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives. Leasehold improvements are recorded at cost and amortized on a straight-line basis over the shorter of the estimated useful life of the asset or the related lease term. The estimated useful lives are as follows:

Vending machines and related components                         3 to 7 years
Computers and purchased software                                3 years
Equipment and furniture                                         5 to 7 years
Leasehold improvements                                          3 years

Revenue Recognition

Revenue from the sale of products from the Company's vending machines is recognized upon the sale of such products and acceptance by the customer. Monthly fees for the use of vending machines equipped with embedded internet connectivity is recognized upon usage of the equipment.

Research and Development

The Company expenses research and development costs as incurred.

3. Property and Equipment

Property and equipment consist of the following:

                                                                           March 31
                                                                   2002               2001
                                                            -------------------------------------
Vending machines and related components                          $  1,131,063      $    775,048
Computers and purchased software                                    1,518,079         1,501,760
Equipment and furniture                                               444,242           451,819
Leasehold improvements and other                                      207,748           199,854
                                                            -------------------------------------
                                                                    3,301,132         2,928,481
Less accumulated depreciation and amortization                      1,780,578         1,146,176
                                                            -------------------------------------
                                                                 $  1,520,554      $  1,782,305
                                                            =====================================

4. Long-Term Debt

During the period from January 2002 to April 2002 the Company borrowed approximately $779,000 under their borrowing facility to fund the purchase of vending machines used for the distribution and sale of Kodak film products. These borrowings are being repaid in accordance with the repayment schedules set at the time of each borrowing, including equal monthly payments over periods ranging from 31 to 36 months and an interest rate based upon an amount in excess of three year U.S. Treasury Notes.

On January 9, 2002, the Company obtained a $225,000 loan from a bank to fund working capital. The loan was payable to the bank on July 8, 2002. On February 26, 2002, the Company borrowed an additional $50,000 from the same bank which was payable on demand. On July 26, 2002 the bank agreed to extend the due dates on the $225,000 loan and $50,000 loan to September 1, 2002, provided the Company pay the bank the July and August interest payments on such loans and a $6,750 extension fee.

5. Related-Party Transactions

During the three months ended March 31, 2002 and 2001, the Company purchased vending machines from Dixie-Narco, Inc. (Dixie), a wholly-owned subsidiary of a shareholder of the Company. Total purchases from Dixie for the quarter ended March 31, 2002 and 2001 were $156,571 and $1,321, respectively. Amounts due from related party in the accompanying balance sheet represents the net amount due from Dixie under the terms of the Dixie agreement.

6.  Subsequent Events

On May 14, 2002, USA Acquisition Corp., a wholly-owned subsidiary of USA Technologies merged with and into Stitch Networks Corporation (Stitch) pursuant to an Agreement and Plan of Merger by and among USA Technologies, Inc., USA Acquisition Corp., Stitch and the stockholders of Stitch dated April 10, 2002. At the close of the transaction, Stitch became a wholly owned subsidiary of USA Technologies, Inc.

All of the outstanding shares of stock of Stitch were converted into the right to receive an aggregate of 22,762,341 shares of Common Stock of USA Technologies, Inc. and warrants to purchase up to 7,587,447 shares of Common Stock of USA Technologies, Inc. at $.40 per share at any time through June 30, 2002. None of these warrants were exercised and these warrants have expired. Additionally, USA Technologies, Inc. assumed outstanding Stitch stock options which were converted into options to purchase an aggregate of 2,475,318 shares of Common Stock of USA Technologies, Inc. at $.165 per share at any time prior to May 14, 2007 and warrants identical to those issued to the stockholders to purchase up to 412,553 shares Common Stock of USA Technologies, Inc. A total of 4,800,000 of the shares of the Common Stock issued to the former stockholders of Stitch are being held in escrow in order to secure the former stockholders' indemnification obligations under the Agreement and Plan of Merger and are subject to cancellation.

The management of USA Technologies, Inc. has taken measures to reduce costs at Stitch subsequent to the acquisition date. Head count has been significantly reduced and a consultant has been engaged to sublet the Stitch facility. Operating costs are also being reduced as the two operations integrate under one facility.

                              USA Technologies Inc.
              Unaudited Pro Forma Consolidated Financial Statements
                              Basis of Presentation

The Pro Forma Consolidated Balance Sheet as of March 31, 2002, the Pro Forma Consolidated Statement of Operations for the nine months ended March 31, 2002, and the Pro Forma Consolidated Statement of Operations for the year ended June 30, 2001, are based on the historical financial statements of USA Technologies, Inc. (USA) and Stitch Networks Corporation (Stitch). The acquisition of Stitch has been accounted for using the purchase method of accounting. The Pro Forma Consolidated Balance Sheet as of March 31, 2002 has been prepared assuming the Stitch acquisition was completed March 31, 2002. The Pro Forma Consolidated Statement of Operations for the nine months ended March 31, 2002 has been prepared assuming the Stitch acquisition was completed on July 1, 2001. The Pro Forma Consolidated Statement of Operations for the year ended June 30, 2001 has been prepared assuming that the Stitch acquisition was completed on July 1, 2000.

The Unaudited Pro Forma financial statement information is presented for informational purposes only. The Pro Forma Consolidated Balance Sheet and Statements of Operations do not purport to represent what USA's actual financial position or results of operations would have been had the acquisition of Stitch occurred as of such dates, or to project USA's financial position or results of operations for any period or date, nor does it give effect to any matters other than those described in the notes thereto. In addition, the allocations of purchase price to the assets and liabilities of Stitch are preliminary and the final allocations may differ from the amounts reflected herein. The Unaudited Pro Forma Consolidated Balance Sheet and Unaudited Pro Forma Statements of Operations should be read in conjunction with USA's financial statements and notes thereto, and the historical financial statements of Stitch which are included elsewhere on this current report on Form 8-K.

                              USA Technologies Inc.
                      Pro Forma Consolidated Balance Sheet
                                 March 31, 2002
                                   (Unaudited)

                                                                                            Acquisition
                                                                  Stitch          USA       Adjustments         Pro Forma
                                                                  ------          ----      -----------         ---------
Assets:
Current assets:
  Cash and cash equivalents                                      $2,174,857     $1,328,455               -     $ 3,503,312
  Accounts receivable, net                                          113,927        237,047               -         350,974
  Due from related party                                             57,469              -               -          57,469
  Inventory                                                         227,966        876,765               -       1,104,731
  Subscriptions receivable                                                -         79,237               -          79,237
  Prepaid expenses and other current assets                          34,550        899,214               -         933,764
                                                                 ---------------------------------------------------------
Total current assets                                              2,608,769      3,420,718               -       6,029,487

Property and equipment, net                                       1,520,554        576,939               -       2,097,493
Software development costs                                                -      5,326,186               -       5,326,186
Goodwill                                                                  -              -   (1) 5,386,999       5,386,999
Intangible assets                                                         -              -   (1) 3,268,000       3,268,000
Other assets                                                         32,638        408,215               -         440,853
                                                                 ---------------------------------------------------------
Total assets                                                     $4,161,961     $9,732,058      $8,654,999     $22,549,018
                                                                 =========================================================

Liabilities and shareholder's equity
Current liabilities:
   Accounts payable                                              $  650,525     $2,118,063               -      $2,768,588
   Accrued expenses                                                 300,791      1,346,017               -       1,646,808
   Equipment line of credit                                               -         34,632               -          34,632
   Current portion of long-term debt                              2,706,088         58,113               -       2,764,201
                                                                 ---------------------------------------------------------
Total current liabilities                                         3,657,404      3,556,825               -       7,214,229

Long-term debt, less current portion                                629,910      4,605,370               -       5,235,280
Convertible debentures, less current portion                              -         51,667               -          51,667

Shareholders' equity:
  Series A convertible preferred stock, no par value;
    1,800,000 shares authorized; 540,789 issued and
    outstanding at March 31, 2002 (Unaudited)                        83,915      3,830,628     (1) (83,915)      3,830,628
  Stitch Common Stock, $.01 par value; 17,000,000 shares
    authorized; 6,000,000 shares issued and outstanding at
    March 31, 2002 (Unaudited)                                       60,000              -     (1) (60,000)              -
  USA Common Stock, no par value; 85,000,000 shares
    authorized; 39,787,136 issued and outstanding shares at
    March 31, 2002 (Unaudited)                                   14,626,505     45,252,955  (1)(14,626,505)     45,252,955
  Deferred compensation                                                   -        (25,750)              -         (25,750)
  Additional paid-in-capital                                              -              -   (1) 8,529,646       8,529,646
  Accumulated deficit                                           (14,895,773)   (47,539,637)  (1)14,895,773     (47,539,637)
                                                                 ---------------------------------------------------------
Total shareholders' equity (deficit)                               (125,353)     1,518,196       8,654,999      10,047,842
                                                                 ---------------------------------------------------------
Total liabilities and shareholders' equity                       $4,161,961     $9,732,058      $8,654,999     $22,549,018
                                                                 =========================================================

       See Notes to Unaudited Pro Forma Consolidated Financial Statements

                             USA Technologies, Inc.
                 Pro Forma Consolidated Statement of Operations
                        For the year ended June 30, 2001
                                   (Unaudited)

                                                                                        Acquisition
                                                             Stitch           USA       Adjustments      Pro Forma
                                                             ------           ---       -----------      ---------
Revenues                                                  $    502,248   $  1,451,002             -    $  1,953,250


Operating expenses:
      Cost of sales                                            318,067        816,239             -       1,134,306
      General and administrative                             1,298,648      4,666,636             -       5,965,284
      Compensation                                           3,009,020      2,966,776             -       5,975,796
      Research and development                                 761,078        961,378             -       1,722,456
      Depreciation and amortization                            828,059        209,646             -       1,364,505
Total operating expenses                                     6,214,872      9,620,675   (2) 326,800      16,162,347
                                                          ------------   ------------    ----------    ------------
                                                            (5,712,624)    (8,169,673)     (326,800)    (14,209,097)

Other income (expense):
      Interest income                                          410,968         60,034             -         471,002
      Interest expense                                        (199,495)    (1,122,505)            -      (1,322,000)
      Other, net                                                 7,037        (40,100)            -         (33,063)
                                                          ------------   ------------    ----------    ------------
Total other income (expense)                                   218,510     (1,102,571)            -        (884,061)

Loss before cumulative effect of accounting change
      and extraordinary item                                (5,494,114)    (9,272,244)  (2)(326,800)    (15,093,158)
Cumulative effect of accounting change                               -       (821,000)            -        (821,000)
                                                          ------------   ------------    ----------    ------------
Loss before extraordinary item                              (5,494,114)   (10,093,244)     (326,800)    (15,914,158)
Extraordinary loss on exchange of debt                               -       (863,000)            -        (863,000)
                                                          ------------   ------------    ----------    ------------
Net loss                                                    (5,494,114)   (10,956,244)     (326,800)    (16,777,158)
Cumulative preferred dividends                                       -       (836,541)            -        (836,541)
                                                          ------------   ------------    ----------    ------------
Loss applicable to common shares                          $ (5,494,114)  $(11,792,785)   $ (326,800)   $(17,613,699)
                                                          ============   ============    ==========    ============

Loss per common share (basic and diluted)                                      $(0.70)                       $(0.44)
                                                                               ======                        ======
Weighted average number of common shares
      outstanding (basic and diluted)                                      16,731,999     23,637,341     40,369,340
                                                                          ===========     ==========    ===========


                             USA Technologies, Inc.
                 Pro Forma Consolidated Statement of Operations
                    for the nine months ended March 31, 2002
                                   (Unaudited)

                                                                                        Acquisition
                                                             Stitch           USA       Adjustments      Pro Forma
                                                             ------           ---       -----------      ---------
Revenue                                                    $ 1,005,394    $ 1,118,271             -    $  2,123,665

Operating expenses:
     Cost of sales                                           1,137,153        611,805             -       1,748,958
     General and administrative                                731,398      3,665,611             -       4,397,009
     Compensation                                            1,988,871      3,155,986             -       5,144,857
     Research and development                                  477,879        642,438             -       1,120,317
     Depreciation and amortization                             578,789        243,812             -       1,067,701
Total operating expenses                                     4,914,090      8,319,652   (3) 245,100      13,478,842
                                                           -----------    -----------    ----------    ------------
                                                            (3,908,696)    (7,201,381)     (245,100)    (11,355,177)

Other income (expense):
     Interest income                                             6,937         10,464             -          17,401
     Interest expense                                         (150,123)      (991,578)            -      (1,141,701)
     Other, net                                                 39,347              -             -          39,347
                                                           -----------    -----------    ----------    ------------
Total other income (expense)                                  (103,839)      (981,114)            -      (1,084,953)
                                                           -----------    -----------    ----------    ------------
Net loss                                                    (4,012,535)    (8,182,495)  (3)(245,100)    (12,440,130)
Cumulative preferred dividends                                       -       (822,561)            -        (822,561)
                                                           -----------    -----------    ----------    ------------
Loss applicable to common shares                           $(4,012,535)   $(9,005,056)    $(245,100)   $(13,262,691)
                                                           ===========    ===========    ==========    ============

Loss per common share (basic and diluted)                                      $(0.30)                       $(0.25)
                                                                               ======                        ======
Weighted average number of common shares
  outstanding (basic and diluted)                                          30,186,045     23,637,341     53,823,386
                                                                           ==========     ==========     ==========

Notes to Unaudited Pro Forma Consolidated Financial Statements

   (1) To record the acquisition of Stitch at an assumed purchase price (calculated pursuant to the Merger Agreement dated May 14, 2002). The purchase price is assumed to be paid by the issuance of 22,762,341 shares of USA Technologies, Inc. Common Stock ($7,511,573), the issuance of 8,000,000 Common Stock warrants ($160,000), the issuance of 2,475,318 Common Stock options ($569,323), and the issuance of 875,000 shares of Common Stock ($288,750) to Technology Partners, LLC for payment of services rendered to the Company in connection with the acquisition. This adjustment also records the difference between the assumed purchase price of $8,529,646 and the net assets of Stitch to: intangible assets ($3,268,000) and goodwill ($5,386,999).

   (2) To amortize the intangible assets recorded in connection with the Stitch acquisition over a 10 year estimated useful life as if the acquisition occurred on July 1, 2000.

   (3) To amortize the intangible assets recorded in connection with the Stitch acquisition over a 10 year estimated useful life as if the acquisition occurred on July 1, 2001.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             USA Technologies, Inc.

Dated: July 29, 2002                         By: /s/   George R. Jensen, Jr.,
                                                 ------------------------------
                                                 George R. Jensen, Jr.
                                                 Chief Executive Officer